                                   Form BCA-55

Box 4024  File 769-6
   -----      ------

================================================================================

                              ARTICLES OF AMENDMENT

                                     to the

                            ARTICLES OF INCORPORATION

                                       of

                            STANDARD AUTO PARK, INC.
                       -----------------------------------

                                FILE IN DUPLICATE

                                Filing Fee $25.00

                    Filing Fee for Re-Stated Articles $100.00

================================================================================

EXPEDITED

SECRETARY OF STATE

MAR 18

EXP. FEES 25.00
         ------

COPY CERT. 10.00
          ------

[SEAL]

STATE OF ILLINOIS

Office of the Secretary of State
I hereby certify that this is a true and correct copy, consisting of five pages, as taken from the original on file in this office.

/s/ George H. Ryan
GEORGE H. RYAN
SECRETARY OF STATE

DATED: March 18, 1998
      ---------------
BY: /s/ Julie Jaeger
   -----------------

                                     FORM B

            BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ
                 CAREFULLY THE INSTRUCTIONS ON THE BACK THEREOF.

                   (THESE ARTICLES MUST BE FILED IN DUPLICATE)

                                               ------------------------------
                                               (Do not write in this Space)
STATE OF ILLINOIS,      )                      Date Paid              9-14-60
                        ) ss.                  Initial License Fee    $.50
COOK  COUNTY            )                      Franchise Tax          $8.34
                                               Filing Fee             $20.00
To CHARLES F. CARPENTIER, Secretary of State:  Clerk             [illegible]
                                               ------------------------------

      We the undersigned,

============================================================================
Name                 Number       Street              Address City  State
============================================================================
Lawrence Kasakoff    110          South Dearborn,     Chicago,      Illinois
----------------------------------------------------------------------------
Norman L. Silverman  110          South Dearborn,     Chicago,      Illinois
----------------------------------------------------------------------------
Muriel Stineberg     110          South Dearborn,     Chicago,      Illinois
----------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------

being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation is: STANDARD AUTO PARK, INC.

                                   ARTICLE TWO

The address of its initial registered office in the State of Illinois is: 110 S.

Dearborn St. Street, in the City of Chicago ( 3 ) County of Cook and the name
                                           (Zone)

of its initial Registered Agent at said address is: Lawrence Kasakoff
                                                    ----------------------------

                                  ARTICLE THREE

The duration of the corporation is: Perpetual

                                  ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

      to operate a parking lot, parking facility, or public or private garage

                                  ARTICLE FIVE

PARAGRAPH 1. The aggregate number of shares which the corporation is authorized to issue is 1000, divided into one class. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

                                                  Par value per share or
                     Series        Number of      statement that shares
      Class         (If Any)        Shares        are without par value

      Common                         1000            $10.00 par value

PARAGRAPH 2. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

                                      NONE

                                   ARTICLE SIX

      The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

                                                  Total consideration to
    Class of shares          Number of shares      be received therefor:
         Common                     100              $  1,000
                                                     $
                                                     $
                                                     $
                                                     $


                                      -2-

                                  ARTICLE SEVEN

      The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

                                  ARTICLE EIGHT

      The number of directors to be elected at the first meeting of the shareholders is: three

                                  ARTICLE NINE

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $ 1000

PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $ 1000

PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $ 125,000

PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $ 125,000

      ___________________________________   )
      ___________________________________   )
      ___________________________________   )
      ___________________________________   )   Incorporators
      ___________________________________   )
      ___________________________________   )
      ___________________________________   )

                             OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS       )
                        )
Cook         County     )
------------

      I, ________________, a Notary Public, do hereby certify that on the 12th day of September 1960, Lawrence Kasakoff, Norman L. Silverman and Muriel
Stineberg
                                  (Names of Incorporators)


                                      -3-

personally appeared before me and being first duly sworn by me acknowledged they signed the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

               Place
          (NOTARIAL SEAL)
                Here                 ------------------------------
                                               Notary Public


                                      -4-

                                     FORM B
================================================================================
                            ARTICLES OF INCORPORATION

                            STANDARD AUTO PARK, INC.
--------------------------------------------------------------------------------

================================================================================

The following fees are required to be paid at the time of issuing certificate of incorporation: Filing fee, $20.00; Initial license fee of 50c per $1,000.00 or 1/20 of 1% of the amount of stated capital and paid-in surplus the corporation proposes to issue without further report (Article Six); Franchise tax of 1/20 of 1% of the issued, as above noted. However, the minimum annual franchise tax is $10.00 and varies monthly on $20,000 or less, as follows: January, $15;
February, $14.17; March, $13.34; April, $12.50; May, $11.67; June, $10.84; July,
$10.00; Aug., $9.17; Sept., $8.34; Oct., $7.50; Nov., $6.67; Dec., $5.84; (See
Sec. 133, BCA).

In excess of $20,000 the franchise tax per $1,000.00 is as follows: Jan., $0.75;
Feb., .7084; March, .6667; April, .625; May, .5834; June, .5417; July, .50;
Aug., .4584; Sept., .4167; Oct., .375; Nov., .3334; Dec., .2917.

All shares issued in excess of the amount mentioned in Article Six of this application must be reported within 60 days from date of issuance thereof, and franchise tax and license fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine not to exceed $500.00.

The same fees are required for a subsequent issue of shares except the filing fee is $1.00 instead of $20.00.

================================================================================


                                      -5-

                                   FORM BCA-55

                                              ----------------------------
                                                 (Do not write in this
                                                        space)
                                              Date Paid     12-28-70
                                              License Fee   $
                                              Franchise Tax $
                                              Filing Fee    $25.00
                                              Clerk         [illegible]
                                              ----------------------------

                               (File in Duplicate)

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                            STANDARD AUTO PARK, INC.
                            -------------------------
                             (Exact Corporate Name)

To    JOHN W. LEWIS
      Secretary of State
      Springfield, Illinois

      The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55 of "The Business
Corporation Act" of the State of Illinois, hereby executes the following
Articles of Amendment:

      ARTICLE FIRST: The name of the corporation is:

                            STANDARD AUTO PARK, INC.

      ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by "The Business Corporation Act" of the State of Illinois:


                                      -6-

            ARTICLE FIVE of the ARTICLES OF INCORPORATION is amended by increasing the number of $10.00 Par Value Common Shares which the corporation is authorized to issue from 1,000 shares to 25,000 shares.

(Disregard separation into classes if class voting does not apply to the amendment voted on.)

      ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 140; and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:


  Class                   Number of Shares
  Common                       140

(Disregard separation into classes if class voting does not apply to the amendment voted on.)

      ARTICLE FOURTH: The number of shares voted for said amendment or amendments was 140; and the number of shares voted against said amendment of amendments was _______. The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments; respectively, was:

  Class                   Number of Shares Voted
                          For         Against
  Common                  140         None

(Disregard these items unless the amendment restates the articles of incorporation.)

Item 1. On the date of the adoption of this amendment, restating the articles of incorporation, the corporation had __________ shares issued, itemized as follows:

                                                    Par value per share
                                                    or statement that
                              Series       Number   shares are without
                    Class    (If Any)    of Shares  par value

Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $___________ and a paid-in surplus of $__________________ or a total of $____________________.

(Disregard this Article where this amendment contains no such provisions.)

      ARTICLE FIFTH: The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:

(Disregard this Paragraph where amendment does not affect stated capital or paid-in surplus.)

      ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:

(Disregard this Paragraph where amendment does not affect stated capital or paid-in surplus.)

      Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

                                 Before Amendment   After Amendment
      Stated capital ........   $                  $

      Paid-in surplus .......   $                  $